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                                                                    Exhibit 3.35

                            CERTIFICATE OF FORMATION

                                       OF

                         EQUISTAR VIRGINIA COMPANY, L.L.C.

     This Certificate of Formation of EQUISTAR VIRGINIA COMPANY, L.L.C. (the "LLC"), dated as of August 20, 1996, is being duly executed and filed by William
H. Diamond, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et.seq.).

     FIRST. The name of the limited liability company formed hereby is EquiStar Virginia Company, L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                         /s/ William H. Diamond
                                         __________________________
                                         William H. Diamond
                                         Authorized Person